THIS DOCUMENT IS A COPY OF THE PROXY STATEMENT (DEF 14A)
FILED ON DECEMBER 16, 2005, PURSUANT TO A RULE 201
TEMPORARY HARDSHIP EXEMPTION

SCHEDULE 14A INFORMATION
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MFB Corp.

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MFB CORP.
4100 Edison Lakes Parkway
Mishawaka, Indiana 46545
(574) 277-4200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On January 17, 2006

Notice is hereby given that the Annual Meeting of Shareholders of MFB Corp. (the “Holding Company”) will be held at the corporate headquarters of the Holding Company at 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545, on Tuesday, January 17, 2006, at 7:00 p.m., Eastern Standard Time.

The Annual Meeting will be held for the following purposes:

1. Election of Directors. Election of two directors of the Holding Company to serve three-year terms expiring in 2009.

2. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on December 2, 2005, are entitled to vote at the meeting or any adjournment thereof.

We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

A copy of our Annual Report for the fiscal year ended September 30, 2005, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

By Order of the Board of Directors

Charles J. Viater, President and
Chief Executive Officer
Mishawaka, Indiana
December 14, 2005

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

MFB CORP.
4100 Edison Lakes Parkway
Mishawaka, Indiana 46545
(574) 277-4200

PROXY STATEMENT

FOR
ANNUAL MEETING OF SHAREHOLDERS

January 17, 2006

This Proxy Statement is being furnished to the holders of common stock, without par value (the “Common Stock”), of MFB Corp. (the “Holding Company”), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Holding Company to be voted at the Annual Meeting of Shareholders to be held at 7:00 p.m., Eastern Standard Time, on January 17, 2006, at the corporate headquarters of the Holding Company at 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545, and at any adjournment of such meeting. The principal asset of the Holding Company consists of 100% of the issued and outstanding shares of common stock, $.01 par value per share, of MFB Financial. This Proxy Statement is expected to be mailed to the shareholders on or about December 14, 2005.

The proxy solicited hereby, if properly signed and returned to the Holding Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Holding Company written notice thereof (M. Gilbert Eberhart, 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only shareholders of record at the close of business on December 2, 2005 (“Voting Record Date”), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 1,355,860 shares of the Common Stock issued and outstanding, and the Holding Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. The holders of over 50% of the outstanding shares of Common Stock as of the Voting Record Date must be present in person or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting.

The following table sets forth certain information regarding the beneficial ownership at the Common Stock as of December 2, 2005, by each person who is known by the Holding Company to own beneficially

5% or more of the Common Stock. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percent of Class (2)

Jeffrey L. Gendell (3) Tontine Financial Partners, L.P. Tontine Management, L.L.C. 55 Railroad Avenue, 3rd Floor Greenwich, Connecticut 06830	82,597 (3)	6.1%
First Manhattan Co., General Partner (4) 437 Madison Avenue New York, New York 10022	73,583 (4)	5.4%
Charles J. Viater 121 South Church Street Mishawaka, Indiana 46544	190,666 (5)	12.8%
Bank of New York, Custodian (6) One Wall Street, 12th Floor New York, New York 10286	130,645 (6)	9.6%

(1)
The information in this chart is based on Schedule 13D and 13G reports filed by the above-listed persons with the Securities and Exchange Commission and subsequent communications from such persons. It does not reflect any changes in those shareholdings which may have occurred since the date of such filings or communications.

(2)
Based upon 1l355,860 shares of Common Stock outstanding which does not include options for 225,300 shares of Common Stock granted to certain directors, officers and employees of the Holding Company and MFB Financial.

(3)
These shares are held by Tontine Financial Partners, L.P., a Delaware limited partnership. Tontine Management, L.L.C., a limited liability company organized under Delaware law, is its general partner and Mr. Gendell is the managing member of the general partner. These persons share voting and investment power with respect to the shares.

(4)
First Manhattan Co. is a securities broker and dealer and investment advisor. First Manhattan Co. is the general partner of the limited partnerships that own these shares. First Manhattan Co. has sole voting and dispositive power with respect to the shares listed above.

(5)
Includes 12,672 whole shares allocated to Mr. Viater under the MFB Financial Employees’ Savings & Profit Sharing Plan and Trust (the “401(k) Plan”) as of September 30, 2005, and 135,000 shares subject to stock options granted under the MFB Corp. Stock Option Plan (the “Option Plan”), the MFB Corp. 1997 Option Plan (the “1997 Option Plan”), and the MFB Corp. 2002 Stock Option Plan (the “2002 Option Plan”).

(6)
These shares are held by the 401(k) Plan as of September 30, 2005. The employees participating in that Plan are entitled to instruct the Custodian how to vote shares held in their accounts under the Plan. Unallocated shares held in a suspense account under the Plan are required under the Plan terms to be voted by the Custodian in the same proportion as allocated shares are voted.

PROPOSAL I — ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members. All of the directors except Charles J. Viater meet the standards for independence of Board members set forth in the Listing Standards for the National Association of Securities Dealers. The By-Laws provide that the Board of Directors is to be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. Directors must have their principal domicile in St. Joseph County, Indiana, must have had a loan or deposit relationship with MFB Financial for a continuous period of 12 months prior to their nomination to the board, and non-employee directors must have served as a member of a civic or community organization based in St. Joseph County, Indiana for at least a continuous period of 12 months during the five years prior to their nomination to the Board. The two nominees for director this year are M. Gilbert Eberhart, DDS and Jonathan E. Kintner, O.D., each of whom is a current director of the Holding Company. If elected by the shareholders at the Annual Meeting, the terms of Messrs. Eberhart and Kintner will expire in 2009.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

The following table sets forth certain information regarding the nominees for the position of director of the Holding Company and other directors of the Holding Company, including the number and percent of shares of Common Stock beneficially owned by such persons as of the Voting Record Date. The table also sets forth the number of shares of Holding Company Common Stock beneficially owned by certain executive officers of the Holding Company and by all directors and executive officers of the Holding Company as a group. Unless otherwise indicated, each nominee, director, and executive officer has sole investment and/or voting power with respect to the shares shown as beneficially owned by him or her. No nominee for director is related to any other nominee for director, director, or executive officer of the Holding Company by blood, marriage, or adoption, except that the spouse of Robert C. Beutter is the first cousin of Christine A. Lauber. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

Name	Expiration of Term as Director	Director of MFB Financial Since	Director of the Holding Company Since	Common Stock Beneficially Owned as of December 2, 2005(1)	Percentage of Class

Director Nominees:

M. Gilbert Eberhart, DDS	2009	1979	1994	46,900(2)	3.4%
Jonathan E. Kintner, O.D.	2009	1977	1994	32,440(3)	2.4%

Directors:
Robert C. Beutter	2008	2004	2004	11,226(4)	0.8%
Christine A. Lauber	2007	1998	1998	17,200(5)	1.3%
Edward C. Levy	2007	2006	2006	7,150	0.5%
Michael J. Marien	2008	1987	1994	52,780	3.9%
Charles J. Viater	2008	1995	1995	190,666(6)	12.8%
Reginald H. Wagle	2007	1982	1994	35,100(7)	2.6%

Executive Officers:
Donald R. Kyle				14,780(8)	1.1%
James P. Coleman III				2,480(9)	0.2%

All directors and executive officers as a group (11 persons)				411,256(10)	26.6%

(1)
Based upon information furnished by the respective director nominees, directors, or executive officers. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic power with respect to the shares. Includes shares beneficially owned by members of the immediate families of the director nominees, directors, or executive officers residing in their homes.

(2)	Includes 5,000 shares subject to stock options granted under the 2002 Plan.
(3)	Includes 12,401 shares held jointly by Dr. Kintner and his spouse, and 5,000 shares subject to stock options granted under the 2002 Plan.
(4)	Includes 7,400 shares subject to stock options granted under the 2002 Option Plan. Excludes 9,600 shares subject to stock options which are not exercisable within 60 days of the Voting Record Date.
(5)	Includes 9,800 shares subject to a stock option granted under the 1997 Option Plan and the 2002 Option Plan.
(6)
Includes 12,672 whole shares allocated to Mr. Viater under the 401(k) Plan as of September 30, 2005, and 135,000 shares subject to stock options granted under the Option Plan, the 1997 Option Plan, and the 2002 Option Plan.

(7)	Includes 27,200 shares held jointly by Mr. Wagle and his spouse, and 5,000 shares subject to stock options granted under the 2002 Plan.
(8)	Includes 12,500 shares subject to stock options granted under the 1997 Option Plan and the 2002 Option Plan, and 1,280 shares allocated to Mr. Kyle under the 401(k) Plan as of September 30, 2005.
(9)
Includes 2,000 shares subject to stock options granted under the 2002 Option Plan. Does not include 3,000 shares subject to stock options granted under the 2002 Option Plan which are not exercisable within 60 days of the Voting Record Date.

(10)
The total of such shares includes 191,700 shares subject to stock options granted under the Holding Company’s Option Plans and 14,486 shares allocated to such persons under the 401(k) Plan as of September 30, 2005. Excludes 12,600 shares subject to stock options which are not exercisable within 60 days of the Voting Record Date.

Presented below is certain information concerning the directors and director nominees of the Holding Company:

Robert C. Beutter (age 70) became of counsel to the South Bend law firm May Oberfell Lorber in November 2005. Before that he was an attorney in private practice in Mishawaka since 1962 and served as mayor of Mishawaka from 1984 to 2003.

M. Gilbert Eberhart, DDS (age 71) has served as Secretary of MFB Financial since 1987 and of the Holding Company since its inception. He is also a dentist based in Mishawaka.

Jonathan E. Kintner, O.D. (age 62) has a private practice of optometry in Mishawaka.

        Christine A. Lauber (age 60) has served as a certified public accountant in private practice in South Bend, Indiana for more than the last five years. She also serves as President of Automated Information Management, Inc. (payroll management services, South Bend, Indiana).

Edward C. Levy (age 57) has served as an officer and owner of Freeman-Spicer Leasing and Insurance Corp. and its affiliated entities (financial services) for more than the past five years. In 2005 he became an executive officer of Take Out Foods International, Inc. based in Indianapolis which is engaged in the business of ordering food over the internet.

Michael J. Marien (age 57) has served as an Account Manager for IT/Signode Corp., a division of Illinois Tool Works (packaging of steel industry products and services, Glenview, Illinois), for more than the past five years. He is the current Chairman of the Board of the Holding Company and of MFB Financial.

Charles J. Viater (age 51) has served as the President and Chief Executive Officer of the Holding Company and of MFB Financial since September, 1995.

Reginald H. Wagle (age 63) has served as Vice President of Memorial Health Foundation since 1992. Until 1992, he was a free-lance political consultant and until 1991, he also served as District Director for the Office of United States Representative John P. Hiler, Third Congressional District of Indiana.

THE DIRECTORS WILL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST AT THE ANNUAL SHAREHOLDERS MEETING. PLURALITY MEANS THAT INDIVIDUALS WHO RECEIVE THE LARGEST NUMBER OF VOTES CAST ARE ELECTED UP TO THE MAXIMUM NUMBER OF DIRECTORS TO BE CHOSEN AT THE MEETING. ABSTENTIONS, BROKER NON-VOTES, AND INSTRUCTIONS ON THE ACCOMPANYING PROXY TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES WILL RESULT IN THE RESPECTIVE NOMINEE RECEIVING FEWER VOTES. HOWEVER, THE NUMBER OF VOTES OTHERWISE RECEIVED BY THE NOMINEE WILL NOT BE REDUCED BY SUCH ACTION.

The Board of Directors and its Committees

During the fiscal year ended September 30, 2005, the Board of Directors of the Holding Company met or acted by written consent 12 times. No director attended fewer than 75% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of the Holding Company held while he or she served as director and of meetings of committees which he or she served during that fiscal year. The Board of Directors of the Holding Company has an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. All committee members are appointed by the Board of Directors.

The Audit Committee, which has been established in accordance with § 3(a)(58)(A) of the Securities Exchange Act of 1934, recommends the appointment of the Holding Company’s independent accountants,

and meets with them to outline the scope and review the results of such audit. The members of the Audit Committee are Christine A. Lauber, Edward C. Levy and Reginald H. Wagle. The Audit Committee held five meetings during the fiscal year ended September 30, 2005.

The Compensation Committee administers the Holding Company’s stock option plans and determines the compensation of the Holding Company’s officers. The members of that Committee are Messrs. Eberhart, Kintner, Marien, Wagle and Levy and Ms. Lauber. All of these Committee members meet the standards for independence for compensation committee members set forth in the Listing Standards of the National Association of Securities Dealers. The Compensation Committee held three meetings during the fiscal year ended September 30, 2005.

The Corporation’s Governance and Nominating Committee nominated the slate of directors set forth in the Proxy Statement. The Governance and Nominating Committee held one meeting during the fiscal year ended September 30, 2005. The members of this Governance and Nominating Committee were Messrs. Wagle and Kintner, and Ms. Lauber. All of these members meet the standards for independence for nominating committee members set forth in the Listing Standards of the National Association of Securities Dealers. The Governance and Nominating Committee’s charter is attached as Exhibit A hereto.

Although the Committee will consider nominees recommended by shareholders, it has not actively solicited recommendations for nominees from shareholders nor has it established procedures for this purpose, as it will address nominations on a case-by-case basis. When considering a potential candidate for membership on the Holding Company’s Board of Directors, the Governance and Nominating Committee considers relevant business and industry experience and demonstrated character and judgment. The Governance and Nominating Committee does not have specific minimum qualifications that must be met by a Governance and Nominating Committee-recommended candidate and there is not a specific process for identifying such candidates. There are no differences in the manner in which the Governance and Nominating Committee evaluates a candidate that is recommended for nomination to the Holding Company’s Board of Directors by a shareholder. The Governance and Nominating Committee has not received any recommendations from any of the Holding Company’s shareholders in connection with the Annual Meeting.

Directors must satisfy certain qualification requirements set forth in the Holding Company’s By-Laws. Article III, Section 12 of the Holding Company’s By-Laws provides that shareholders entitled to vote for the election of directors may name nominees for election to the Board of Directors but there are certain requirements that must be satisfied in order to do so. Among other things, written notice of a proposed nomination must be received by the Secretary of the Holding Company not less than 120 days prior to the Annual Meeting; provided, however, that in the event that less than 130 days’ notice or public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure includes the date of the Annual Meeting specified in the Holding Company’s By-Laws if the Annual Meeting is held on such date), notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

The Holding Company has adopted a policy for its shareholders to send written communications to the Holding Company’s directors. Under this policy, shareholders may send written communications in a letter by first-class mail addressed to any director at the Holding Company’s main office. The Holding Company has also adopted a policy that strongly encourages its directors to attend each Annual Meeting of Shareholders. Each of the Holding Company’s seven directors attended the Annual Meeting of Shareholders held on January 18, 2005.

Audit Committee Report, Charter, and Independence

Audit Committee Report. The Audit Committee reports as follows with respect to the audit of the Holding Company’s financial statements for the fiscal year ended September 30, 2005, included in the Holding Company’s Shareholder Annual Report accompanying this Proxy Statement (“2005 Audited Financial Statements”):

The Committee has reviewed and discussed the Holding Company’s 2005 Audited Financial Statements with the Holding Company’s management.

The Committee has discussed with its independent auditors (Crowe, Chizek and Company LLC) the matters required to be discussed by Statement on Auditing Standards 61, which include, among other items, matters related to the conduct of the audit of the Holding Company’s financial statements.

The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor’s independence from the Holding Company and its related entities) and has discussed with the auditors the auditors’ independence from the Holding Company.

    Based on review and discussions of the Holding Company’s 2005 Audited Financial Statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Holding Company’s 2005 Audited Financial Statements be included in the Holding Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005.

This Report is respectfully submitted by the Audit Committee of the Holding Company’s Board of Directors.

Audit Committee Members

Christine A. Lauber
Edward C. Levy
Reginald H. Wagle

Audit Committee Charter. The Board of Directors has adopted a written charter for the Audit Committee. The Board of Directors reviews and approves changes to the Audit Committee Charter annually.

Independence of Audit Committee Members. The Holding Company’s Audit Committee is comprised of Messrs. Edward C. Levy and Reginald H. Wagle and Ms. Christine A. Lauber. Each of these members meets the requirements for independence for Audit Committee members set forth in the Listing Standards of the National Association of Securities Dealers. In addition, the Board of Directors has determined that Christine A. Lauber is a “financial expert” as that term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

Management Remuneration and Related Transactions

Report of the Compensation Committee

The Board of Directors of MFB Financial reviews payroll costs, establishes policies and objectives relating to compensation, and is advised of aggregate budgeted amounts for the salaries of all employees, other than officers of the Holding Company. All decisions relating to salary of the Holding Company’s officers, including its Named Executive Officers, are to be determined by the Holding Company’s Compensation Committee. The Compensation Committee members are Ms. Lauber and Messrs. Eberhart, Kintner, Marien, Wagle and Levy. In approving the salaries of executive officers, the Compensation Committee has access to and reviews compensation data for comparable financial institutions in the Midwest. Moreover, from time to time the Committee reviews information provided to its members by independent compensation consultants in making its decisions. The Holding Company’s Compensation Committee also administers the Holding Company’s stock option plans.

The objectives of the Board of Directors and the Compensation Committee with respect to executive compensation are the following:

(1)
provide compensation opportunities comparable to those offered by other similarly situated financial institutions in order to be able to attract and retain talented executives who are critical to the Holding Company’s long-term success;

(2)	reward executive officers based upon their ability to achieve short-term and long-term strategic goals and objectives and to enhance shareholder value; and
(3)
align the interests of the executive officers with the long-term interests of shareholders by granting stock options which will become more valuable to the executives as the value of the Holding Company’s shares increases.

At present, the Holding Company’s executive compensation program is comprised of base salary, annual incentive bonuses and long-term incentive bonuses in the form of stock options. Reasonable base salaries are awarded based on salaries paid by comparable financial institutions, particularly in the Midwest, and individual performance.

Base Salary. Base salary levels of the Holding Company’s executive officers are intended to be comparable to those offered by similar financial institutions in the Midwest. In determining base salaries, the Holding Company’s Compensation Committee also takes into account individual experience and performance.

Mr. Charles J. Viater was the Holding Company’s Chief Executive Officer throughout fiscal 2005. Mr. Viater’s salary was increased from $203,000 in fiscal 2004 to $207,000 in fiscal 2005. In recommending this increase, the Board of Directors of the Holding Company, excluding Mr. Viater, considered the Holding Company’s financial performance for the prior fiscal year.

Stock Options. The Holding Company’s stock option plans serve as long-term incentive plans for executive officers and other key employees. These plans align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and enable executives to acquire a significant ownership position in the Holding Company’s Common Stock. Stock options are granted at the prevailing market price and will only have a value to the executives if the stock price increases. The Compensation Committee determines the number of option grants to be made to executive officers based on the practices of comparable financial institutions as well as the executive’s level of responsibility and contributions to the Holding Company.

In fiscal 2005, Mr. Viater received a grant of options for 33,000 shares at an option price of $25.50, the fair market value per share on the date of grant. Mr. Viater received no options in fiscal 2004. See “Management Remuneration and Related Transactions— Stock Options.”

        Finally, the Board of Directors notes that Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code), in certain circumstances, limits to $1 million the deductibility of compensation, including stock-based compensation, paid to top executives by public companies. None of the compensation paid to the executive officers named in the compensation table below in the last fiscal year exceeded the threshold for deductibility under section 162(m).

The Board of Directors and the Compensation Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and the interests of the Holding Company’s shareholders. As performance goals are met or exceeded, most probably resulting in increased value to shareholders, executives are rewarded commensurately. The Committee members believe that compensation levels during fiscal 2005 for executives and for the chief executive officer adequately reflect the Holding Company’s compensation goals and policies.

Compensation Committee Members

Gilbert Eberhart, DDS
Jonathan E. Kintner, O.D.
Christine A. Lauber
Edward C. Levy
Michael J. Marien
Reginald H. Wagle

Remuneration of Named Executive Officer

During the fiscal year ended September 30, 2005, no cash compensation was paid directly by the Holding Company to any of its executive officers. Each of such officers was compensated by MFB Financial.

The following table sets forth information as to annual, long-term and other compensation for services in all capacities to the Holding Company and its subsidiaries for the last three fiscal years of (1) the person who served as chief executive officer of the Holding Company during the fiscal year ended September 30, 2005, and (2) each other executive officer of the Holding Company who earned over $100,000 in salary and bonuses during that fiscal year (the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation		Long Term Compensation Awards

Name and Principal Position	Fiscal Year	Salary($)(1)	Bonus($)	Other Annual Compensa- tion($)(2)	Restricted Stock Awards($)	Securities Underlying Options(#)	All Other Compensa- tion($)(3)
Charles J. Viater,	2005	$225,650	$68,931	—	—	33,000(5)	$16,096
President and Director	2004	$219,650	$73,000	—	—	—	$16,832
	2003	$211,150	$45,000	—	—	50,000(6)	$10,673

Donald R. Kyle,	2005	$129,000	$18,547	—	—	—	$ 8,198
Executive Vice President and Chief Operating Officer	2004	$127,000	$14,079	—	—	1,500(7)	$ 6,515
	2003	$123,000	$13,600	—	—	1,500(8)	$ 4,385

James P. Coleman III,	2005	$103,500	$14,271	—	—	—	$ 2,687
Executive Vice President	2004(4)	$102,000	—	—	—	5,000(9)	—

(1)	Includes fees received for service on MFB Financial’s Board of Directors.
(2)
The Named Executive Officers of the Holding Company receive certain perquisites, but the incremental cost of providing such perquisites does not exceed the lesser of $50,000 or 10% of the officer’s salary and bonus.

(3)	Includes MFB Financial’s contributions on behalf of the Named Executive Officers to the 401(k) Plan.
(4)	Mr. Coleman became Executive Vice President of the Holding Company on June 1, 2004.
(5)	These options vested immediately upon grant on September 29, 2005.
(6)
Options for 1,429 shares became fully vested on May 19, 2003, and for 4,694 shares became fully vested on each of January 1, 2004, and January 1, 2005. Options for 4,694 shares vest on the first day of January 2006. Options for 11,496 shares vested on the 19th day of November in 2003 and 2004. Options for 11,497 shares vested on November 19, 2005.

(7)	These options became fully vested on May 18, 2004.
(8)	These options became fully vested on May 19, 2003.
(9)	These options vest at the rate of 20% per year commencing on June 1, 2004.

Stock Options

The following table sets forth information related to options granted during fiscal year 2005 to Charles J. Viater, the only Named Executive Officer to receive options during fiscal 2005.

Option Grants - Last Fiscal Year Individual Grants

Name	Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)(2)	Expiration Date	Grant Date Value(3)
Charles J. Viater	33,000	100%	$25.50	9/28/2015(4)	$270,567

(1)	Options to acquire shares of the Holding Company’s Common Stock.
(2)
The option exercise price may be paid in cash or with the approval of the Compensation Committee in shares of the Holding Company’s Common Stock or a combination thereof. The option exercise price equaled the market value of a share of the Holding Company’s Common Stock on the date of grant.

(3)
This column sets forth the present value of the options on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of 1.96%, risk-free rate of return of 4.23%, expected volatility of 28.77% and expected life of options of eight years.

(4)	Options became fully vested on September 29, 2005, the date of grant.

The following table includes information relating to option exercises by the named Executive Officers during fiscal 2005 and the number of shares covered by stock options held by the Named Executive Officers as of September 30, 2005. Also reported are the values for “in-the-money” options (options whose exercise price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of the stock.

Aggregate Option Exercises and Outstanding Stock Option Grants and Value Realized As Of 9/30/05

			Number of Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
	Shares Acquired on Exercise	Value Realized($)	Exercisable	Unexercisable(2)	Exercisable	Unexercisable(2)
Charles J. Viater	20,000	$255,000	118,809	16,191	$264,593	$59,907
Donald R. Kyle	—	—	12,500	—	37,888	—
James P. Coleman III	—	—	2,000	3,000	—	—

(1)	Amounts reflecting gains on outstanding options are based on the closing price per share for the shares on October 3, 2005, which was $25.00 per share.
(2)	The shares represented could not be acquired by the Named Executive Officer as of September 30, 2005.

Employment Contracts

MFB Financial has entered into a three-year employment contracts with Mr. Viater, the Holding Company’s President and Chief Executive Officer, and Mr. Kyle, the Holding Company’s Executive Vice President (collectively, the “Employees”). The contracts extend monthly for an additional month to maintain their three-year term if the Board of Directors of MFB Financial determines to so extend them, unless notice not to extend is properly given by either party to the contract. The Employees receive salary under the contracts equal to their current salary subject to increases approved by the Board of Directors. The contracts also provide, among other things, for other fringe benefits and benefit plans available to MFB Financial’s employees. The Employees may terminate their employment upon sixty days’ written notice to

MFB Financial. MFB Financial may discharge any of them for cause (as defined in the contract) at any time or in certain events specified by OTS regulations. If MFB Financial terminates Mr. Kyle’s employment for other than cause or if Mr. Kyle terminates his own employment for cause (as defined in the contract), he will receive his base compensation under the contract for an additional three years if the termination follows a change of control of the Holding Company (as defined below) or for the remaining term of the contract, if the termination does not follow a change of control. If MFB Financial terminates Mr. Viater’s employment without cause or if Mr. Viater terminates his own contract for cause (as defined in the contract), Mr. Viater will receive his base compensation plus the incentive bonus he received for the tax year preceding the date of termination (1) for three years if the termination follows a change of control of the Holding Company (as defined below) or (2) for the remaining term of the contract, if the termination does not follow a change of control. In addition, during such periods, each Employee will continue to participate in MFB Financial’s group insurance plans or receive comparable benefits. Moreover, within a period of three months after such termination following a change of control, the Employees will have the right to cause MFB Financial to purchase any stock options they hold for a price equal to the fair market value (as defined in the contact) of the shares subject to such options minus their option price. If the payments provided for in the contract, together with any other payments made to the Employees by MFB Financial, are deemed to be payments in violation of the “golden parachute” rules of the Code, such payments will be reduced to the largest amount which would not cause MFB Financial to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation which would be paid under the contracts if the three-year payment obligation were triggered under the contracts would be $840,000 to Mr. Viater and $429,237 to Mr. Kyle. For purposes of this employment contract, a change of control of the Holding Company is generally an acquisition of control, as defined in regulations issued under the Change in Bank Control Act and the Savings and Loan Holding Company Act. The employment contracts provide MFB Financial protection of its confidential business information and protection from competition by the Employees should they voluntarily terminate their employment without cause or be terminated by MFB Financial for cause.

Compensation of Directors

All directors of MFB Financial receive an annual fee of $6,500, plus a fee of $900 per Board meeting attended. Each Board member is also paid $500 for each special meeting attended. Members of Board Committees, who are not employees of MFB Financial, are paid a separate fee of $50 per meeting. As Chairman of the Board of MFB Financial, Mr. Marien receives additional directors’ fees of $4,000 per year. As Chair of the Audit Committee, Ms. Lauber receives additional directors’ fees of $3,500 per year.

Directors of the Holding Company are not currently paid directors’ fees. The Holding Company may, if it believes it is necessary to attract qualified directors or otherwise beneficial to the Holding Company, adopt a policy of paying directors’ fees.

On September 29, 2005, each of the outside directors of the Holding Company was granted an option for 5,000 shares under the 2002 Stock Option Plan. The options vested immediately upon grant, have ten-year terms, and have an option price of $25.50 per share.

Performance Graph

The following graph shows the performance of the Holding Company’s Common Stock since September 30, 2000, in comparison to the NASDAQ Stock market - U.S. Index and the NASDAQ Bank Index.

Transactions With Certain Related Persons

MFB Financial has followed a policy of offering to its directors and executive officers real estate mortgage loans secured by their principal residence and other loans. These loans are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee which consists of all of the outside directors of the Holding Company, will determine the compensation of all of the Holding Company’s officers.

ACCOUNTANTS

The Board of Directors has renewed the Holding Company’s arrangement with Crowe Chizek and Company LLC ("Crowe Chizek") to be its auditors for the fiscal year ending September 30, 2006. A representative of Crowe Chizek is expected to attend the Meeting to respond to appropriate questions and to make a statement if desired.

Audit Fees

The firm of Crowe Chizek served as the Holding Company’s independent public accountants for each of the last two fiscal years ended September 30, 2004 and 2005. The aggregate fees billed by Crowe Chizek for the audit of the Holding Company’s financial statements included in its annual report on Form 10-K and for the review of its financial statements included in its quarterly reports on Form 10-Q for the fiscal years ended September 30, 2004 and 2005, were $75,000 and $88,000, respectively.

Audit-Related Fees

The aggregate fees billed in each of fiscal 2004 and 2005 for assurance and related services by Crowe Chizek that are reasonably related to the audit or review of the Holding Company’s financial statements and that were not covered in the Audit Fees disclosure above were $14,691 and $13,475.

Tax Fees

The aggregate fees billed in each of fiscal 2004 and 2005 for professional services rendered by Crowe Chizek for tax compliance, tax advice or tax planning were $17,595 and $21,950, respectively.

All Other Fees

During fiscal 2004 and 2005, $25,320 and $300 in fees, respectively, were billed for additional professional services rendered by Crowe Chizek not included in the disclosure above. Services rendered included consulting services.

Board of Directors Pre-Approval

The Holding Company’s Audit Committee formally adopted resolutions pre-approving its engagement of Crowe Chizek to act as its independent auditor for the last two fiscal years ended September 30, 2005. The Audit Committee also pre-approved all audit-related, tax and other services rendered by Crowe Chizek during those fiscal years. The Audit Committee has not adopted pre-approval policies and procedures in accordance with paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X, because it anticipates that in the future the engagement of Crowe Chizek will be made by the Audit Committee and all non-audit and audit services to be rendered by Crowe Chizek will be pre-approved by the Audit Committee.

Our independent auditors performed all work described above with their respective full-time, permanent employees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), requires that the Holding Company’s officers and directors and persons who own more than 10% of the Holding Company’s Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Holding Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Holding Company believes that for the fiscal year ended September 30, 2005, all filing requirements applicable to its officers and directors with respect to Section 16(a) of the 1934 Act were satisfied in a timely manner, except that the option grants to the directors made on September 29, 2005, were reported four days late, Mr. Viater’s acquisition of 678.24 shares on February 15, 2005, was reported six days late, and Mr. Levy’s acquisition of 375 shares on May 4, 2005, was reported approximately 29 weeks late.

SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have presented at the next Annual Meeting of the Holding Company must be received at the main office of the Holding Company for inclusion in the proxy statement no later than 120 days in advance of December 14, 2006. Any such proposal should be sent to the attention of the Secretary of the Holding Company at 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545, and will be subject to the requirements of the proxy rules under the Securities Exchange Act of 1934 and, as with any shareholder proposal (regardless of whether included in the Holding Company’s proxy materials), the Holding Company’s articles of incorporation, by-laws and Indiana law.

A shareholder proposal being submitted for presentation at the Annual Meeting but not for inclusion in the Holding Company’s proxy statement and form of proxy, will normally be considered untimely if it is received by the Holding Company later than 120 days prior to the Annual Meeting. If, however, less than 130 days’ notice or prior public disclosure of the date of the next Annual Meeting is given or made to shareholders (which notice or public disclosure of the date of the meeting shall include the date of the Annual Meeting specified in publicly available By-Laws, if the Annual Meeting is held on such date), such proposal shall be considered untimely if it is received by the Holding Company later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If the Holding Company receives notice of such proposal after such time, each proxy that the Holding Company receives will confer upon it the discretionary authority to vote on the proposal in the manner the proxies deem appropriate, even though there is no discussion of the proposal in the Holding Company’s proxy statement for the next Annual Meeting.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of solicitation of proxies will be borne by the Holding Company. The Holding Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Holding Company may solicit proxies personally or by telephone without additional compensation.

Each shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors

Charles J. Viater, President
December 14, 2005

Exhibit A

MFB Corp.

Governance and Nominating Committee Charter

Purpose

The Governance and Nominating Committee is appointed by the Board of Directors to:

•	identify individuals qualified to become board members; and

•	select, or recommend that the Board select, the director nominees for the next annual meeting of shareholders.

Committee Membership

The Committee will be composed entirely of directors who satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market (Nasdaq). The Committee members will be appointed by the Board annually and may be removed by the Board in its discretion. No Committee member shall vote on his or her own nomination to serve on the Board of Directors for an additional term. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Meetings

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities.

Committee Authority and Responsibilities

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a search firm to be used to identify director candidates. The Committee shall have sole authority to retain and terminate any such search firm, including sole authority to approve the firm’s fees and other retention terms. The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee.

The Committee, to the extent it deems necessary or appropriate, will:

•	Identify individuals qualified to become members of the Board.

•	Select, or recommend to the Board, director nominees to be presented for shareholder approval at the annual meeting.

•	Recommend to the Board director nominees to fill vacancies on the Board in the interval between annual meetings of the Company’s shareholders.

•
Make recommendations to the Board regarding the size and composition of the Board and develop and recommend to the Board criteria (such as, independence, experience relevant to the needs of the Company, leadership qualities, diversity and ability to represent the shareholders) for the selection of individuals to be considered as candidates for election to the Board.

•	Make sure director nominees satisfy any director qualification requirements in the Company’s articles of incorporation or bylaws.

Consider shareholder nominations of directors consistent with the requirements of the Company’s articles of incorporation and bylaws, and recommend to the Board of Directors actions to be taken with respect to such nominations.